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On December 13, 2005, ConocoPhillips and Burlington Resources Inc. made a joint analyst presentation concerning the proposed acquisition by ConocoPhillips of Burlington Resources Inc. The following is a transcript of that presentation.

                                                           FINAL TRANSCRIPT


[LOGO - Thomson StreetEvents]

COP - ConocoPhillips to Acquire Burlington Resources in $35.6 Billion
Transaction

Event Date/Time: Dec. 13. 2005 / 8:30AM ET









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                                             F I N A L  T R A N S C R I P T
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Dec. 13. 2005 / 8:30AM, COP - ConocoPhillips to Acquire Burlington Resources
in $35.6 Billion Transaction
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C O R P O R A T E  P A R T I C I P A N T S

JIM MULVA
Conoco-Phillips - Chairman, CEO

BOBBY SHACKOULS
Burlington Resources - CEO

JOHN LOWE
Conoco-Phillips - SVP Strategy & Development


C O N F E R E N C E  C A L L  P A R T I C I P A N T S

MARK FLANNERY
Credit Suisse First Boston - Analyst

KATE LUCAS
JP Morgan - Analyst

NEIL MCMAHON
Sanford C. Bernstein - Analyst

DOUG LEGGATE
Smith Barney Citigroup - Analyst

MARK GILMAN
Benchmark Capital - Analyst

JOHN HERRLIN
Merrill Lynch - Analyst

DOLORES BAMFORD
Goldman Sachs - Analyst

DAN BARCELO
Banc of America Securities - Analyst

BEN DELL
Sanford C. Bernstein - Analyst


P R E S E N T A T I O N

OPERATOR

Good morning. My name is Denise and I will be your conference facilitator today. At this time, I would like to welcome everyone to the Conoco-Phillips/Burlington Resources Investment Community Conference Call. All lines have been placed on a listen-only mode. We will not be taking questions on this call. Thank you. The conference will begin shortly.

------------------------------------------------------------------------------

UNIDENTIFIED COMPANY REPRESENTATIVE

Good morning. We certainly appreciate your presence here with us this morning, both here in this room as well as those who are participating by webcast and by conference call.

With us this morning is Jim Mulva, Chairman and CEO of Conoco-Phillips, as well as Bobby Shackouls, Chairman and CEO of Burlington Resources.

You'll find, on your screen, this morning the agenda. Let me call your attention to the Q&A. While we will not be taking questions from those who are participating by conference call, there is a media session at 1030 this morning and you'll find the information in the press release, in terms of the dial-in number.

Let me also call your attention to the cautionary statement that is on the screen as well as in your booklet. While we are going through this presentation this morning, we will be making forward-looking statements about both companies and the combination of the two companies. These statements represent our management's expectations, which are based on estimates and projections at both companies, as well as some estimates and projections in the petroleum industry as a whole. These statements are not guarantees of future performance and they involve certain risks and uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what's expressed or forecast in these presentations today.

So  with  that,   let  me   introduce  to  you  the  Chairman  and  CEO  of
Conoco-Phillips, Jim Mulva.

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JIM MULVA - Conoco-Phillips - Chairman, CEO

Gary, thank you. On behalf of Bobby Bobby Shackouls and myself, we very much appreciate your attendance here in person, as well as those who are participating through teleconference.

What we'd like to do is, between Bobby and myself, we're going to go through the more formal part of our presentation and then, when we finish, then we're going to entertain your questions and respond to each and every one of them in the best way that we can. So, what I'd like to do is to go through my part of the presentation; then Bobby comes up and goes through his part, and I will finish near the end.

Last night at 900 Eastern time, essentially right at the time we announced the transaction by which Conoco-Phillips will be acquiring Burlington Resources, and included in that announcement -- it was indicated it was $92 per Burlington Resources share, and that's based upon a closing price of December 9 last Friday. For each Burlington Resources share, we will receive $46.50 in cash and 0.7214 a COP share. That puts the enterprise value of Burlington Resources at $35.6 billion, and that includes their net debt.

Now, the principle conditions of closing is that Burlington Resources -- their shareholder approval it is expected will be obtained in the first quarter of 2006, and then the regulatory approvals and clearances would be by the end of the first half of 2006. We think it's very important, with respect to the combination of Burlington Resources and Conoco-Phillips, that we secure the expertise and the strength of the Burlington Resources personnel and their management team. This goes at all levels of the organization. Two of the existing Burlington Resources directors will join Conoco-Phillips' Board; that includes Bobby Shackouls and Mr. Bill Wade, who is an independent member of the Board of Burlington Resources who has extensive background in integrated oil operations.

In terms of talent-retention program, this is a very significant part of the combination. Randy Limbacher, who serves as EVP and Chief Operating Officer of Burlington Resources, will become an EVP of Conoco-Phillips and he will report to myself. He will be directly responsible for North and South America E&P. Bill Berry, currently EVP responsible for E&P within Conoco-Phillips, will direct his efforts in oil towards Europe, Africa, Middle East, Europe -- Russia, as well, as I said, Mid-East and Asia.

Another key point on talent-retention program -- it's very important for us that the expertise and the employees of Burlington Resources -- we in a very open way welcome them, we need them to help us in terms of what they've been so successful at in Canada and the lower 48. We've already formed the integration teams, and you have seen that in the media release. The integration teams are going to be headed up by Randy Limbacher on behalf of Burlington Resources and John Lowe, who serves as EVP of Strategy and Strategic Planning and transactions for Conoco-Phillips.

The strategic rationale for the combination is, without a doubt, we are creating a leading North American gas producer. What we like very, very much about the position of Conoco-Phillips but certainly the position of Burlington Resources is as you see in these subpoints -- high-quality, long life, low-risk gas reserves and production. Burlington Resources, also in addition to conventional, has a significant unconventional resource play. The combination certainly enhances not only our reserve position but production growth in being a major North American gas supplier. But it also fits in very well in terms of reserves and production, over the short and medium term, and complements very much what we intend to do long-term as a major gas producer in North America with the Arctic resources that will be coming from Canada and Alaska, as well as LNG.

We see that the second bullet point on this slide, it really enhances our business mix with respect to -- it increases, in the portfolio, the E&P portion -- and I have a subsequent slide to talk about that -- the E&P proportion to the total portfolio, if not the most significant reason why we've done this but it does result -- increase our E&P position in the portfolio. We as a company have historically and continue long-term. We believe very fundamentally that we would like to have a very strong presence in reserves and production of OEC nations and in particular North American gas. Again, in subsequent slides, you are to going to see there's significant free cash flow, which will be utilized to accelerate debt reduction.

The synergies another slide will have is $375 million, and between the two companies, we have a very strong technical resource base by which to accomplish the strategic plan.

So, I'm going to step down for a moment and Bobby is going to come up and go through the rationale for the transaction from Burlington Resources' point of view, but first he will go over the overview of the strength of position of Burlington Resources. Bobby?

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BOBBY SHACKOULS - Burlington Resources - CEO

Thank you, Jim, and I thank all of you for being here this morning. It's a real pleasure to be able to share the rationale for this transaction with you. I see many, many familiar faces out there and I know you know the Burlington story probably as well as I do, but I'd like to share with you a brief overview of our company and why we think this transaction makes so much sense.

First of all, BR is definitely a North American-focused company, as you can see on this slide, and we are also heavily weighted toward North American natural gas. If you look at our reserve mix, 85% of our reserves consist of natural gas or natural gas liquids and 90% of that resides in North America. So, I won't spend a lot of time talking about the international assets, because I think that Conoco-Phillips brings the international piece of the puzzle to the table so much more emphatically than we do. But you can see the spots on the map there where we are located internationally.

What I'd really like to focus on is North America. In the San Juan Basin, which is the cornerstone of Burlington Resources and has been ever since its formation really, our position there and Conoco's position -- we are the number one and number two operators in the San Juan Basin, which is of course the largest gas field in our country, a major gas supplier to the state of California, and back into the Midwest and points east of there. Together, we will produce about 1.3 billion cubic feet a day out of the San Juan Basin. We are already an extremely efficient operator in San Juan, and by the time we get through combining our operations there, it's my firm belief that we will be even more efficient.

Our plans in San Juan as a stand-alone company has been to increase our activity levels there. In fact, we plan, by the end of this decade, to be drilling 300 wells a year. We're currently struggling to drill 200 wells a year. But we're having new rigs built, and I think once we get the two operations integrated, we will be able to increase our activity levels even more. So this is a very, very exciting area for us. I think that San Juan is a low-cost area of production. This is where we've really perfected the business model that we refer to as " basin excellence" and I think it's a business model that Jim and his team has very much embraced. We've now redeployed that business model of high-concentration, very cost-effective operations, institutional knowledge of the assets. We've translated that and transferred it into many other areas of our operations. So, I don't mean to spend too much time on just one area, but this is a very, very important area for both of our companies.

Then, if you look -- and Jim mentioned unconventional resource plays. I will talk just a moment here about several of them. Clearly, we are in the Barnett Shale, which is a very hot play in Texas. We've been there for several years, have grown production there, expect to continue growing production for a number of years into the future. One of the most exciting things going on right now at Burlington Resources is that we have made a significant new discovery in an unconventional resource area the Bossier Trend in northeast Texas. This is an over-pressured Bossier shelf play where we're dealing with very, very high pressured gas-charged rocks. We're seeing wells that produce 20 to 30 million a day. This time last year, we were producing about 10 million a day from this asset. Today, we're up over 200 million a day. We've announced several transactions. When they are all closed, we will have over 200,000 acres in the Bossier, so a very, very exciting growth effort for us.

I will talk about one other area, the Cedar Creek anticline, where we have a horizontal waterflood project, to our knowledge the largest in the world, underway and we've seen tremendous response as we've implemented that and down-space the field down to an 80-acre spacing. We expect to continue this down-spacing effort and continue ramping up production there for the next several years. We're looking at tertiary recovery options like CO2 injection or possibly even polymer surfactant flooding to increase the recovery for several more years into the future.

Finally, in western Canada, when we combine the assets of Burlington Resources, which of course you all know came about as a result of two major acquisitions, Poco in 1999 and Canadian Hunter in 2001, with Gulf Canada, which Conoco acquired, we will be a significant operator in western Canada. You see some of the major areas there. I will focus on just a couple. In the Deep basin, where we are the largest operator there, we believe that the Deep basin is a slam-dunk look alike to the San Juan Basin. It's a series of gas-charged type sandstone reservoirs that are -- I think there's 21 or 22 of them that sit on top of one another. But if you really think about the Deep basin, that's probably 20 to 25 years behind the San Juan Basin in its development. It has not even been drilled on 640-acre spacing throughout the whole area yet. So, we are very early in our resource assessments of the Deep basin, and we expect this to continue generating lots and lots of reserve additions and growth opportunities for many, many years to come.

You see some of the other areas here where we have overlapping operations. I won't go into great detail about all of them, but again, we believe that the ability to combine our companies and our operations in western Canada is going to create tremendous deficiencies and that, as we move forward together, we will be able to generate significant value for our shareholders in western Canada.

I will conclude -- I'm going to soon have to put the hat on of both companies, but I will end by explaining to our shareholders why we think this transaction is so compelling to our shareholders. You can see the points on the slide. We've expanded our position in a global energy picture. Obviously from my very first slide, you saw that we are very much a North American company. We're going to provide our shareholders exposure to a much wider global net than we've been able to in the past. Obviously, this transaction is extremely attractive to our shareholders; it offers a very nice premium, and the cash component of the deal I think secures tremendous value for our shareholders.

Then I think that there is a lot of value to be recognized by BR shareholders by being exposed to a global, integrated company. Obviously, the refining and marketing business has become extremely profitable, and as an independent, we had no exposure to that. Our shareholders will now have that exposure. We create tremendous long-term growth options. We can see, from our company's standpoint, we can see our growth very clearly for the next several years, but if you look and combine that with Conoco-Phillips' large impact, long-term projects that will come on late in the decade and early next decade, we can envision that the growth element of the combined companies to be quite strong.

Then finally -- and Jim has alluded to this -- the technical strengths that we as a company have built over the years -- I mentioned that basin excellence model, when it is blended with the technical prowess of Conoco-Phillips, I believe that the combined companies will be first in class. So we are very, very excited about the opportunity to join this great company.

With that, I will turn it back over to Jim.

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Thank you, Bobby.

As you see in this next slide, I'm going through the portfolio impact to Conoco-Phillips as a result of this acquisition. I'm sending a signal back to get this slide; there it goes. What you see is what we've been talking about here for the last several moments, so the strengthening of our North American gas position. You can see the overlap in terms of where we have presence, both in Conoco-Phillips and Burlington Resources, from western Canada to the lower 48, the Rockies, the San Juan Basin, Permian, Panhandle, global trend, East Texas and Louisiana -- a very strong position where we expect that we can be adding reserves and growing production. That fits very nicely as we go into the next decade, because we can see here recently there's quite a bit of progress with respect to the advancement of the MacKenzie Delta, the Canadian gas pipeline in development, as well as we're making good progress in the state of Alaska with negotiation to moving into the next step with respect to the development of the Alaska gas pipeline. So you look out the rest of this decade and the next decade, we're going to be a major participant leader with respect to gas production in North America.

As you can see in this next slide, as a result of the combination of our two companies and the growth and developments we have in mind just immediately at this point in time, we are a leading North America gas producer. We think this is quite distinguishing and not only today but in the future years, we will create a lot of value and recognition for our shareholders.

In terms of a major gas supplier, I commented just briefly on this, but this slide really shows what I've been really talking about. If you look at the lower 48, the ability of our strong production of gas and ability to serve the various markets both in the mid-continent, the West Coast and East Coast. Then that's supplemented over time as we bring LNG resources to North America and then the Arctic gas coming from the north. So, in a strategic way and a tactical way, we are participating in the major markets in terms of -- in North America as a leading gas producer. You can see (indiscernible) a little slide up in the top of it, a strong gas producer; we also, as you know, are a very major participant in the midstream part of the business, the largest NGL producer in the United States through our 50% ownership in Midstream with Duke, and we are a very large gas marketer. So we feel we've got the integrated side of exploration and production in Midstream and the marketing shows us to be a major player with respect to gas in North America for decades to come.

What does this do with respect to the portfolio of the combined company? As you can see here, these slides show Conoco-Phillips before and then pro forma as a combination of the two companies. In terms of our capital employed in the business, we currently are about a little more than 60% in E&P and around a little more than 30% refining and marketing. But then through the combination, our portfolio becomes about 74% E&P and a little more than 20% refining and marketing. It's not so important that we have to be at 70% or more than 70% as the result, though, of the investments and these transactions, but I suspect, going forward, you're going to see our portfolio be about 70% E&P and maybe a little bit more than 20%, more towards 25% refining and marketing.

As I said earlier, we feel historically we've always had a strong OECD presence in North America and the North Sea in Europe. What you can see is that, through this transaction, we've further strengthened our OECD presence in terms of nearly 70% and non-OECD about 30%.

Then with respect to the mix of oil and gas, it's important. We would like to see more gas in our portfolio, but it doesn't mean that we would ever forego any exploration or development opportunities in oil. But what you can see is, through the combination, we're probably one of the leading integrated companies in terms of presence and proportion of gas. By the way, we take natural gas liquids and include that on the oil side. If you took a view of gas and natural gas liquids, we would be quite a bit more than 41%, a couple of percent more than 41%.

In terms of the pro forma operating impact, what you can see is, after we do the transaction and combine our reserve position, it goes out by about 2 billion barrels, up near about 11 billion barrels and you can see then the result of this, how we compare with respect to the other large, publicly traded companies in the industry. Then on the bottom part of the slide, with respect to production, we'll be moving up towards about 2.3 billion barrels oil equivalent and you can see, in terms of our size and our production as we compare with the other large publicly traded companies.

In terms of our production profile going forward, we said at our analyst meeting back in mid November that, for Conoco-Phillips, we would be at about 3% going forward over the number of years, and that hasn't changed, by the way, as a result of the transaction. So -- but we see ourselves as, again, confirming that we're going to be about 3% up as we go forward.

Now, as I said at the November analyst meeting, for the existing or the old Conoco-Phillips, it's around 3% going forward. LUKOIL certainly believes they are going to be well north of 3% growth, and Burlington Resources on their own are north of 3%. So individually and collectively, we stay right with what we set, growth about 3% a year going forward.

In terms of synergy estimates -- $375 million pretax. We feel quite certain that we can accomplish these synergies that we would be looking forward to doing even better. You can see how it's broken out; it's made up of general and administrative on the corporate side, it's doing away with redundancies and savings, consolidation of regional offices. We feel quite certain that we can certainly become more efficient, lower our costs, optimize our exploration program, other operating expense reductions. Then through our production and all, we see that there may be opportunities for enhancements on the revenue side. So the bottom line is we feel pretty confident that we can do $375 million in pretax synergies.

In terms of the financial side of the transaction, as we said, we see that it's certainly accretive to cash flow per share and I have a subsequent slide here, so I will show you that. It's somewhat dilutive to earnings per share in 2006 when you use First Call estimates, but it's accretive if you look at strip pricing the 2006. It's dilutive to GAAP, return on capital employed, but if you adjust as if it were a pooling versus a purchase, then it's accretive.

As a result of a low-cost barrel oil equivalent of operating costs for Burlington Resources, the combined company operating cost of our production reduces somewhat, and you'll see here in another slide there is a significant excess cash flow that we see will be applied very quickly to reduce the debt that's associated with respect to this transaction.

Now, a little bit more with respect to accretion and dilution -- in terms of First Call, if you use First Call earnings, then this transaction, in terms of earnings per share, is dilutive about 2% in 2006 and a little bit near 4% in 2007. On the other hand, if you use strip pricing, then it's somewhat accretive, in the neighborhood of about 2 to 3%.

Now, with respect to cash flow per share, at First Call, you can see it's 6% in '06, 4% in '07. If you look to strip, it's around 10% accretive cash flow per share.

I'm going to go through a number of slides to demonstrate the power of. This transaction with respect to cash flow. As you see at the top of -- the slides are out of order can you go back one slide? Okay. In terms of discretionary cash flow, look at the top of the slide, the subpoint there; it says First Call prices. So for the next two slides, I'm using First Call assumptions. Then when you take that, the net income of the combined companies, at 2006, it's 14.9 million, 13.6 million in '07. The cash flow is 23 million and 22.8 million. Our capital expenditures, when you combine what was just recently announced by Conoco-Phillips, Burlington Resources, and giving consideration also to the acquisition that we just announced Conoco-Phillips (indiscernible) refinery in Germany, as well as increasing our investments to ultimately own 20% of LUKOIL, that's all factored into this capital spending of 17.2 and 15.4 in '06 and '07.

Then, you see the net cash flow at First Call prices. It was nearly $6 billion in '06 and $7 billion in '07. So if we take that net cash flow and apply it to debt reduction, you can see, in this next slide, what the balance sheet looks like. Well, the debt grows over the next -- or not the debt but the equity grows over the next several years up near 90 and $100 million. At the end of -- using First Call, at the end of '06, the absolute level of debt of the combined company at the end of '06 is $25 billion. You can see how it comes down to 19 and 17. The debt ratio at the time of the combination is nearly 30%. But at the end of '06, it's 23%, and you can see how rapidly it comes down. So, as far as the balance sheet goes, we've moved very quickly right back towards our long-term objective of being 15 to 20% debt ratio.

Now I go to the next slide, and the same two slides, only at the top, you can see it's using strip prices. If you believe strip prices will continue for '06 and '07 as we know them today or actually not today but two or three days ago, you can see the net income for '06 is $20 billion, 19 billion in '07. You see the strength of the cash flow of the combined company -- nearly $30 billion. Then you see capital spending, 17 and 15. The net cash flow, if you are looking at strip, is $11 billion in '06 and 13 billion in '07. By the way, I want to indicate to you that we do not premise any asset sales in terms of accomplishing the financial plan that you see. We like the assets that we have in Conoco-Phillips and we like the assets in Burlington resources, so we continue on with our organic growth; it's no premise of asset dispositions.

So if you take this cash flow and apply it towards debt reduction -- we go to the next slide -- then you can see the growth of the book equity up to 100 and more than $100 billion. Then at the end of '06, the debt comes down from nearly $30 billion within 12 months down to $19 billion. The debt ratio is well below the target, so what we would see ourselves actually in this scenario going forward, as we bring the debt down probably very quickly towards $15 billion, ultimately maybe 10 to $15 billion, we like the debt ratio at 15 to 20%. Through all of this, by the way, we feel very strongly about the discipline of annual dividend increases, so that would be factored into our financial plan. If this is the scenario we look at then, we would be looking at some pretty aggressive share repurchases, even within a year or two.

I think what we're really trying to say is what's so unique about this transaction is that, within two or three years of the different assumptions in terms of pricing, we pay back all of the debt associated with the transaction, so effectively what we end at that point in time -- and that's before repurchase of shares -- we effectively, after two or three years, have paid back half of the transaction. We still have at least 2 billion barrels oil equivalent, hopefully more as a result of the growth program adding reserves, and we still have the same amount of production and hopefully as we grow production, more than the production we currently have today. That's the compelling part of this transaction, is how quickly the cash you pay back for half of the transaction and you end up even at that point in time before you start buying shares back, in this kind of a pricing environment, if you have the same reserve base and conservatively the same reserve base and the same production.

In terms of what I said earlier on return on capital employed in this next slide, if you use First Call estimates, you can see that whether you use normal GAAP or adjusted, on normal GAAP, the adverse impact to return on capital employed is 5%. If adjusted, it's about the same. If you use strip, it's still about 5%; adjusted, it's actually just a little bit up.

Going really to the last slide that I have and then Bobby and myself will respond to questions that you have -- from a Conoco-Phillips perspective, a very unique opportunity for our company to essentially acquire a very high-quality, long-life, low-risk North American reserves. As we've indicated in the presentation, it enhances the growth of our reserve base and our production; it lowers our operating cost. We have a real asset -- significant access to unconventional resource plays in North America -- not that we feel that we have to rebalance the portfolio but it does move it more towards E&P than downstream, up towards 70, a bit north of 70% in upstream versus downstream. We like the emphasis on growing our position in OECD, in particularly North American gas.

The long-term financial strength of the Company is intact; it's further enhanced. As you saw from my earlier comments, we see ourselves paying back all the debt associated with the transaction within two or three years. We find ourselves effectively with half the capital invested, with the same reserve base, the same production, and the upside that comes from additions to reserve and production. So we feel very, very strong about this.

The last point that I will make -- I know it's always when you step forth to making sizable investments and transaction like this, I think our company -- we have a pretty good track record in terms of what we've accomplished in prior transactions with respect to acquisition of Arco Alaska. We've just done very well with respect to production profile, realizing synergies and value for the shareholder. We did the same thing with respect to the Tosco acquisition. Obviously, we were helped by the marketplace and crack spreads, but the synergies and the ability of what we could do with the Tosco transaction in developing really a very strong refining and marketing organization in North America as well as around the world. I think we've demonstrated that we know how to do that. We've stepped out pretty aggressively in realizing the benefits of the LUKOIL transaction, and now we have another very significant new, large transaction. We feel very confident that, with respect to our expectations, that we certainly can deliver with respect to what we say we're going to do. This will all translate over time to shareholder value-creation.

So I think I will stop at this point in time. Bobby and myself will entertain questions that you might have.

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Q U E S T I O N S  A N D  A N S W E R S

MODERATOR

Okay, thanks, Jim and Bobby. If you would like to ask a question, we will get a mic to you, and if you would stand to ask your question and state your name and who you represent, that would be very helpful.

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MARK FLANNERY - Credit Suisse First Boston - Analyst

It's Mark Flannery at CSFB. Jim, there's been a lot of talk about NYMEX pricing today and some of these financial figures have been quoted using the strip pricing. Are you considering hedging any of the BR production? If not, why not?

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JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, our history, as you know, is that we do not hedge in terms of prices. That's probably what we will likely do, but I will say, given the marketplace and the size of the transaction, we're going to take a good hard look at that.

I'd like to also say, though, that when we looked at doing the transaction, although our slides indicated looking at consensus view of earnings and prices, as well as the strip -- when we look at the transaction and to justify and look at it and making sure that we're satisfied with this transaction, the combination in our portfolio, we look at gas prices that are significantly less than we see in the marketplace today -- quite a bit less than what we see.

So, you make a good point, Mark. Historically, we don't hedge but we're going to take a good, hard look at that to see whether it's appropriate for us to do that for some amount of it, at least in the short-term.

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OPERATOR

Kate Lucas (ph) with JP Morgan.

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KATE LUCAS - JP Morgan - Analyst

What long-term natural gas price did you use to (inaudible) the transaction?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, for our company, the long-term national gas prices are higher than what we've seen in the last five or ten years, but for us, I think long-term natural gas prices are more in the neighborhood of maybe 7 or $8 per Mcf. I don't know John, or John, do you -- I mean we look at that medium-term. We also do a stress test, though. I think that's what John is indicating -- a stress test -- that we look at prices more in the neighborhood of $5 per Mcf. I'm making sure that we're satisfied what it would look like in our portfolio. But I think, realistically, we look out for probably 7 or $8 over the next several years. Not that we say it's going to be 7 or $8; we don't premise the acquisition and the financial results necessarily to be prices that we see today.

------------------------------------------------------------------------------

NEIL MCMAHON - Sanford C. Bernstein - Analyst

Neil McMahon, Sanford Bernstein. I've got a number of questions. The first is we're just about to go into winter; we are sort of harboring (ph) in there at the minute. We've got $15 natural gas prices or there about. Is it not a strange thing to do, a big deal such as this, given the commodity price environment? Are you considering the fact that $15 of where we are at today into next year is pretty much the average price we're going to get? It seems a bit odd. Why wouldn't you do this in, say, March, since you weren't in a competitive environment for the deal? I've got a follow-up as well.

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JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, I think both of us could comment in terms to your -- I think your first question really was is this a strange time to do this transaction? One of the things that happens, when you look at a very large, significant transaction like this, you have to have both a willing -- two parties participating in it. We've worked and thought, talked about this for a number of years, a number of months, and it has just come, at this point in time, that it's opportune for both companies to do at this point in time.

So, we can't set the timescale exactly to where we might have wanted it, nor necessarily could Burlington, but it just has come at this point in time that we could do it.

I think you had another question in terms of continuation of the price?

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NEIL MCMAHON - Sanford C. Bernstein - Analyst

The second question was basically you basically have to hold onto the employees so you made a point in Burlington. Maybe it's just worth going through what packages you're offering Burlington employees that will be transitioned over to Conoco-Phillips. When you look at the environment out there, given the lack of new employees coming onto the marketplace, what's to stop them walking under across the road in Houston and going to pretty much any other shop, given the prices that are floating around? How big a risk do you see this in the deal losing that skill base?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, we recognize what you're saying and we're going to certainly -- ourselves and working together with Bobby and Randy Limbacher and the management team of Burlington Resources -- have the packages in place to make sure that we maintain the retention of the people that we need and want and welcome them to Conoco Phillips.

But with respect to the timing of the transaction and that second question, maybe Bobby could give some further comment.

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BOBBY SHACKOULS - Burlington Resources - CEO

I will be happy to. We are, as we speak, forming integration teams to address the issue that you're talking about. We have very good retentive plans in place for our employees and Conoco Phillips has committed to put further retention vehicles in place. In the very short future here, we will be rolling those out to our employees.

The way this deal works is we have an independent business to run between now and the time the deal closes. I am absolutely confident that our employees will be the professional people that they truly are, and will conduct themselves in that matter and execute on the business plan, the very successful business plan that we have. Then, Jim has made it quite clear that one of the things that has attracted Conoco Phillips to BR is that team and the ability to execute on the base in excellence model. So constantly, I believe that, by the time we get there, that our folks will feel very, very welcome and will be an integral part of the Conoco-Phillips team.

------------------------------------------------------------------------------

DOUG LEGGATE - Smith Barney Citigroup - Analyst

It's Doug Leggate from Citigroup.

I also have a few questions. Bobby, if I could ask you first of all to maybe respond to your shareholders. If Conoco is taking out a little more aggressive view perhaps, on long-term natural gas prices, what level do you think the sale price of Burlington represents in terms of the long-term natural gas price outlook? Is there a gap between your perception of what you think is sustainable and what Conoco believes is sustainable, in terms of how they can create value? And I have a follow-up.

------------------------------------------------------------------------------

BOBBY SHACKOULS - Burlington Resources - CEO

Well, like Steve Shapiro likes to say, you never know where you are in a cycle until it's over with. But what I would tell you is that, clearly, gas prices are at record levels right now, but if you look at the curve, it's very backwardated. In FOUR years, it's back in the 7 to $8 range. I think that the median pricing levels for natural gas has clearly changed from what it was three, four, five years ago. Exactly what number that discounts into our stock price I can't tell you that. But clearly, from our perspective, we felt like this was a fully valued but fair transaction and thoroughly endorse it.

------------------------------------------------------------------------------

DOUG LEGGATE - Smith Barney Citigroup - Analyst

Thank you. I guess my follow-up then to Jim is, well, if this is a fair-value transaction, how aggressive do you have to be in your outlook for long-term natural gas prices to see value creation as opposed to looking at this on an earnings basis? I guess could you give us some color on how you see on a (inaudible) reserves in terms of the acquisition price?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, hopefully I've responded to that earlier; we don't see necessarily a continuation of gas prices that we've seen here recently going out during the long-term. What we really look at is prices more in the 7 or $8, not different from what Bobby has said, and if they are north of that, it's all better with respect to the transaction. We test it also at $5 per Mcf the numbers don't look particularly good at $5 per Mcf but on the other hand, we can live with it in terms of its presence in the portfolio. We don't think we're going to see $5 per Mcf gas prices. Quite likely, we will see 7 or $8 and a pretty strong belief that we will see double-digit gas prices as we go out over the next year or two, or three years.

What's compelling to us, though, is that we take the cash flow and over a two or three-year period of time, we pay off all the debt associated, which is half of the transaction -- in two or three years. What we end up with is so compelling to our shareholders, we end up with at least 2 billion barrels oil equivalent, primarily gas resources in North America, with a production profile the same as we see today or higher, going forward. To us, that's kind of hard to replicate -- the quality and strength of the resource base and the growth profile. What you see in North America was such a pure-play of all these assets of Burlington Resources. So, although, as I said earlier, we can't control -- just ourselves -- the timing of a transaction like this, it takes two companies and two parties to make that happen, we still see it as a unique opportunity. In two or three years, we know how to manage debt quickly, pay it off quickly, and what we end up with is the strength of a portfolio base and a positioning of more gas, more North America, more OECD, more of a portfolio of E&P about 70%. That's the compelling side.

This transaction is not done because gas prices are at $14 per Mcf. It's done with the idea of the medium in the long-term, positioning ourselves, growing our portfolio, our reserves and production in a way that we quickly pay off. It goes back to Mark's question, are you going to take a look at potentially hedging a piece of the price risk as you go out over the two or three years and make sure you get in the position you want to be in two or three years.

------------------------------------------------------------------------------

MARK GILMAN - Benchmark Capital - Analyst

It's Mark Gilman from Benchmark Company. Two questions, if I could? First, to borrow a phrase from another large North American natural gas producer, I wonder if both Jim and Bobby as well could comment on the unbook resource potential as you see it and give us a sense how tightly engineered a number that is, the way you look at it.

The second question, a little more specifically, headcount reductions -- Jim, what goes into your synergy numbers in terms of the assumed benefits of regional office closings as well as corporate reductions?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Okay, Bobby, do you want to take the first one?

------------------------------------------------------------------------------

BOBBY SHACKOULS - Burlington Resources - CEO

Yes, I will be happy to talk about unbooked reserves. It's clearly been one of the most important parts of our story, which is what we call inventory assessments. At the end of last year -- and this is an annual process, so it's ongoing right now -- we had 7 trillion cubic feet equivalent of inventory drilling opportunity. That represented over 9000 projects, and about half of that is booked as proved undeveloped reserves, so that left another 3.5 trillion cubic feet that would represent projects that don't qualify for booking under SEC guidelines but that definitely will be drilled in our business plan over the next three, four, five years.

I won't give you a number but I will tell you that, as we've gone through this year and we have concluded resource assessment studies throughout our operations, that number will definitely increase as we finish the booking process at year-end. So, that is an area that we hold very dear to our hearts, because we think our inventory development and the assessment of that inventory is differential to many others when they talk about what kind of inventory they have. Ours is risk; it is economic at $5; it is netted for our interest and it is all stuff that we definitely plan to do and have in our business plans going forward.

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Okay, with respect to headcount, I think Burlington Resources has about 2400 employees. Obviously, you don't need to duplicate corporate headquarters; you don't have to have two CEOs, executive -- (LAUGHTER) -- executive members on a staff, and also there's some pretty significant reduction with respect to that. You don't have the same thing in terms of SEC filings (indiscernible) all of that, so on the corporate side, you're going to have savings but not necessarily a lot of people associated with those savings.

The staff side, the staff side supporting -- I'm saying the IT side, the financial and accounting side, all of that, there's probably going to be some pretty significant reductions as we put the companies together.

On the operating side of the company, you're going to see probably some consolidation of offices or whatever, but as a combined company, as I said, first of all, we really need and want the Burlington Resources personnel and operating side with their base and model of excellence, and we think we can roll that into our company and really learn a lot and create a lot of value for the shareholders. So, with 2400 employees, there's not going to be a lot of reduction. It's going to be on the corporate side and the staff support side, and to the extent of the operating side, we think that we certainly could be putting together the best teams that we can. But then we also see that there would be a lot of opportunities for the operating side of the company, (inaudible) both companies if it doesn't fit North America/Canada, it will have a lot of opportunities in other parts of our portfolio on the E&P side of the Company.

So, reduction in headcount -- we don't have a specific number but when you start off with 2400 employees, it's going to primarily be on the corporate side and the staff support side.

------------------------------------------------------------------------------

UNIDENTIFIED AUDIENCE PARTICIPANT

(Inaudible question--microphone inaccessible) -- and what Bobby had suggested?

------------------------------------------------------------------------------

BOBBY SHACKOULS - Burlington Resources - CEO

No, we are not looking for something more. We don't have different views than what Bobby has indicated but we do feel, as he indicated, that it's a good opportunity to add in reserves as we go forward, just as you've indicated.

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

No, we are not taking -- we are not taking a more aggressive approach than what Bobby has indicated in his plan for Burlington Resources that he shared with the financial community in the past.

------------------------------------------------------------------------------

UNIDENTIFIED AUDIENCE PARTICIPANT

But you are comfortable with his number as -- (multiple speakers)?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Very comfortable, yes. Very comfortable with his number and we've done the due diligence.

------------------------------------------------------------------------------

JOHN HERRLIN - Merrill Lynch - Analyst

John Herrlin, Merrill Lynch.

Can you address, Jim, your cost allocation for the purchase? It says here you have about 11 billion in goodwill. I was wondering about unamortized properties, what you have associated with that.

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Okay, with respect to cost allocation, I don't -- John or, John do you want or see if you can respond to that? (indiscernible)

------------------------------------------------------------------------------

JOHN LOWE - Conoco-Phillips - SVP Strategy & Development

You see, in the appendix, that what we've done is just looked at (indiscernible) valuation and put the (indiscernible) -- made an assessment of goodwill based on that. It will actually be -- the final number we will actually be making on a third party appraisal, so what we're saying is that the number is the 11 to true (ph) goodwill and I think it's -- I forget -- some deferred tax (indiscernible) to that (indiscernible) and so and then you have the DD&A, but it's all -- the allocations are all in the appendix.

In terms of a breakdown between proved, and proved producing and proved unproducing, we didn't -- it's largely been allocated -- to come up with the DD&A, it's largely been allocated to the producing properties. We didn't get that specific at this point.

------------------------------------------------------------------------------

DOLORES BAMFORD - Goldman Sachs - Analyst

Dolores Bamford from Goldman Sachs Asset Management. We just had a question on how this transaction, the impact to your long-term strategy for the upstream in terms of greater interest in maybe being consolidated in the North American natural gas market, or in -- looking differently in terms of your growth rates around the world in your various basins and in terms of what you see long-term in terms of normalized F&D costs for the upstream.

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

If I understood the first part of the question is how does this transaction impact the long-term direction and strategy of Conoco-Phillips? Well, everything that we've announced has historically over the years at our financial analyst meeting in November, we will continue straight-on doing in terms of growth and internationally -- Asia, maybe Russia, Caspian, North America, and so this transaction is really an addition that complements and it supports. We won't change our strategy at all; we just complement and add to it and we think it further strengthens, particular further strengthens our position in North America.

In terms of operating costs, we said we -- combined we will result in lower combination of operating costs in terms of finding and development costs. I think it is going to help us with respect to being even more competitive than the existing Conoco-Phillips portfolio. But I think I'll ask Bobby to comment on in terms of what he foresees going forward, in terms of Burlington Resources compared to the past and going forward -- his view in terms of finding and development costs.

------------------------------------------------------------------------------

BOBBY SHACKOULS - Burlington Resources - CEO

Well, clearly there's pressures on the whole industry that will impact finding and development costs in their own rise (ph) but I think that if you look -- of course, our comparator group will now change, but if you look at BR versus its peers, we've actually been one of the lowest-cost operators in terms of Finding & Development costs. I believe our Finding & Development costs last year was about $1.27, and our three-year average was something like $1.23 or something like that.

We do expect to see that number go up somewhat this year because we've spent quite a bit more money on positioning ourselves for future growth through land acquisitions and bolt-on transactions that don't have a lot of upfront reserves and production that have a lot and lots of drilling opportunities to go on with them. However, having said that, we clearly expect, because of our advantage on the cost side of the equation, to still be sector-leading in terms of F&D costs.

Now, when you put back into the overall Conoco-Phillips scheme, it will have the impact of lowering it. I'm not conversant enough with Jim's peer group to really tell you how that fits, but I do think it will have a meaningful impact in terms of lowering the overall F&D costs.

------------------------------------------------------------------------------

DAN BARCELO - Banc of America Securities - Analyst

It's Dan Barcelo from Banc of America.

Quick thoughts regarding LNG -- if you could just give us a quick update on your long-term LNG projects and compare some of the economics of those projects to the gas acquisition you did today. Then also, now you have a very enviable gas position in North America. Would you consider some swaps of that to gain more share in LNG? Then I had a quick follow-up.

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

In terms of the LNG projects, we're getting very close and hopefully we will be signing up our Qatar Gas III project later this month, so going forward, by which we bring significant gas to the Gulf Coast of the United States -- no change in that. In other words, it's progressing just as scheduled. We are also, as you know, on the short list (indiscernible) for the Stockland LNG project in the Bering Sea in the North Russia who continue to work very hard and it's very important to us, working with gas from -- we hope to be very competitive to be listed and be a participant in that by which we bring gas, LNG, to the U.S. market. We are also looking at the opportunities and (indiscernible) projects in Nigeria, export to the U.S. and possibly to Europe, and ultimately over time LNG from Venezuela.

Then we also have LNG, a nice position at the Gulf (indiscernible) and the Timor Sea. Bayou on down (ph), which we -- our first LNG shipment from Darwin to Tokyo (indiscernible) Tokyo Gas will take place in January of '06, so everything in Bayou on down in gas is going right on schedule. In fact I think we are going to have several cargoes of early gas and LNG than we expected when we put our operating plan together several months ago.

Then, in the Timor Sea, we've made a discovery, Cal Vida. You see what's been taking place in terms of (indiscernible) saddling some issues between East Timor and Australia (indiscernible) opportunity at sunrise and we think we've a very strong position in Bayou and maybe we can, over time, enhance the duration of that project. So everything is developing like we would see in LNG.

With respect to LNG that's coming to the United States, we obviously are looking at putting in (indiscernible) costs that is actually equivalent or less then the 7 or $8 per Mcf that we talked about earlier in terms of gas prices in the U.S. But most of that gas will not start coming until 2009-2010; Russian oil comes somewhat later than that. So it's quite a number of years between now and then in terms of as you look at this transaction.

But in terms of cost  metrics,  these LNG projects  are large  investments.
They generally are mid-teen unlevered returns, midteen to low teen unlevered returns, but essentially the target delay in gas in the neighborhood of 4 to $5 per Mcf and realize those returns.

------------------------------------------------------------------------------

DAN BARCELO - Banc of America Securities - Analyst

Thank you. Just a quick follow-up related to scale again -- this transaction really moves you up a few notches in size, essentially right behind Totale (ph); that's very big growth compared to where you were four or five years ago. I just wondered if you could comment globally on what kind of pressures you face from other smaller, integrated or even nation states as everyone is attempting to get more resources.

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JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, maybe I would go back one other question that you said earlier -- swaps. Given our position, we would be interested in swapping I guess assets and positions to do something differently. Well, that's always possible, but we really, as I said earlier, we're not interested in selling anything; we like the assets of Conoco-Phillips; we like the assets of Burlington Resources. It would have to be something very unique and very opportunistic for us to want to do that. Swaps are easy to talk about, difficult to do.

I couldn't follow exactly your other question, but I think it had to do with the competitive pressures that we see around the world that are developing -- access to resources, competition from state-owned oil companies or whoever that continue to materialize and all. We see it very competitive, more competitive than I've ever seen it in my lifetime and it's probably going to continue to exist and persist, so access is so important. We have not done this transaction because we're so interested in just getting access. We went through the fundamental reasons why we are interested in this combination. But on the other hand, access to North American gas resources in the way that this transaction has done is very unique and certainly supportive of the competitive nature we find ourselves where our company combination really goes a long way towards access -- 2 million barrels oil equivalent, 85 to 90% gas North America, essentially very well developed with a growth profile is a pretty compelling transaction, particularly when you can see paying half of it off and reduce your capital employed within two or three years. It's hard to replicate in other parts of the world.

One final question.

------------------------------------------------------------------------------

BEN DELL - Sanford C. Bernstein - Analyst

Ben Dell from Sanford Bernstein. When you look at Burlington's year-on-year numbers, they show a 18% increase in the cost base, and even if gas prices stay flat at 7 to $8 an Mcf annualized, it implies you are buying a company at peak returns, peak margins, given the continued cost inflation. Do you believe that's something that you can offset -- that Burlington couldn't offset and therefore do something differently? If not, why is this a good time to buy Burlington, especially when you're paying $18 barrel versus buying your own stock at $10 a barrel, or other E&Ps at $12 a barrel, or organic exploration at $8 a barrel?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, I think I go back -- I mean, I understand your question, and it goes -- why won't you take the money and reinvest by share repurchase or enhance dividends and all of that? What we look at fundamentally as a company, we intend to be in this business, for the medium to long-term, for decades to come. And so, what we see is, yes, gas prices may go back to 7 or $8 per Mcf, but I don't think they're going to be 7 or $8 over the next two to three years. So what's compelling is the unique opportunity that I just said -- for us, 2 billion barrels oil equivalent, and at the end of two or three years, capital employed is half because we paid back half of it in the form of the cash or the debt that we used to fund the acquisition. We end up with 2 billion barrels of oil equivalent, a growth profile in terms of production from where we are today; we can't do that otherwise.

Now, I recognize (indiscernible) you need to buy your shares and buy your own production, and you look at it and you say, you are buying it at a lower price (indiscernible) do this transaction. The long-term is you look at the growth and the development of the portfolio of the company, it's a compelling transaction. We have the financial resources and wherewithal to do it. That's essentially the reason that we've done it.

------------------------------------------------------------------------------

UNIDENTIFIED SPEAKER

Could I add something to that? You talked about the cost increases year-to-date, 18%. I would like to point out that the whole industry is being exposed to these cost pressures and through a number of efforts on our part, we have been able to contain the cost pressures that we've been under. If you look nine months year-to-date compared to our peer group, we're still the lowest-cost operator in that group. So consequently, we've been very successful at trying to combat the cost issues that the whole industry is facing.

------------------------------------------------------------------------------

UNIDENTIFIED SPEAKER

(technical difficulty) -- I would like to make is, I mean, I understand if you look at cost per barrel and you look at return on capital employed but look at the cash flow accretion, cash flow accretion of 5 to 10%. That's pretty strong and compelling, why -- and we have the wherewithal and the resources to make this transaction and this investment. That's really what's driving us in terms of putting the portfolio together in a company that (indiscernible) for the very long term, and the cash accretion in terms of for the company and accretion in terms of cash flow per share, and reserves per share is pretty compelling to us.

------------------------------------------------------------------------------

UNIDENTIFIED AUDIENCE PARTICIPANT

(Inaudible question--microphone inaccessible).

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Well, I thought I pretty well covered that. We can talk more -- I think Mark had a question, another question.

------------------------------------------------------------------------------

MARK GILMAN - Benchmark Capital - Analyst

Mark Gilman from the Benchmark Company again. I want to talk a little bit about the production growth numbers. If you would, Jim, could you compare what you've built into the slide that talked about production growth, relative to anything that Bobby and Burlington might have previously articulated? Also, just get a bit more specific understanding which of the basins that Burlington is concentrated in is going to deliver the growth and what kind of underlying decline rate assumption is being included?

------------------------------------------------------------------------------

JIM MULVA - Conoco-Phillips - Chairman, CEO

Okay, Mark, I know you were at the Conoco-Phillips mid-November analyst meeting. So there's no change in what we've said about Conoco-Phillips. We are not premising anything more or less than what Bobby is indicating for Burlington Resources. What you see in the slide is a combination of what we presented for Conoco-Phillips and what Bobby has indicated he is going to do.

In terms of the growth of where this is coming from in Burlington Resources, I think Bobby can cover it.

------------------------------------------------------------------------------

BOBBY SHACKOULS - Burlington Resources - CEO

Sure. I think that, if you really look at our asset base, in San Juan, that is a huge cash flow generating machine that is flat to, once we combine that two companies, possibly even growing slightly. It's just very difficult to grow a 1.3 billion cubic feet a day base, but nonetheless, even if you can just keep it flat, that's a heck of an accomplishment.

Canada is the same way -- a huge resource base. Where the growth comes from are places like the Bossier, the Barnett, the unconventional resource plays that I showed earlier, and then in the Cedar Creek anticline of the Williston Basin, we're continuing to see growth there. So, if you put all of that together, we have a couple of international projects that are coming online. Our stated growth objective over the years had been 3 to 8%. We kind of (indiscernible) towards the middle to upper end of that range, I believe, in '06, but when you layer that in on top of Conoco-Phillips, because of the size, I don't know whether it's enough to move the needle or not. I think Jim is indicating that they are sticking by their 3% growth objective.

------------------------------------------------------------------------------

UNIDENTIFIED AUDIENCE PARTICIPANT

(Inaudible question--microphone inaccessible).

------------------------------------------------------------------------------

BOBBY SHACKOULS - Burlington Resources - CEO

Well, companywide, I can't get into it on a basin-by-basin basis, but I can tell you that, on a companywide basis, our overall decline rate is less than 20%. So, that is very differential to our peer group.

------------------------------------------------------------------------------

MODERATOR

Okay. Let me remind everybody that, at 1030, there will be a media Q&A. Please refer to your press release for information on that. Thank you, Jim. Thank you, Bobby for presenting to us this morning. We thank you for our interest. Our session is completed.

(APPLAUSE).

------------------------------------------------------------------------------

OPERATOR

Thank you. This does conclude today's Conoco-Phillips/Burlington Resources Investment Community Conference Call. You may now disconnect your lines, and have a wonderful day.


------------------------------------------------------------------------------

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


--------------------------------------------------------------------------------


             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                           ADDITIONAL INFORMATION


     In connection with the proposed transaction, ConocoPhillips will file a Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4 AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain a free copy of the Form S-4 and the proxy statement (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

     Investors should read the Form S-4 and proxy statement carefully when they become available before making any voting or investment decision.